[Page numbers reference to printed version]



The Mead Corporation
Mead World Headquarters
Courthouse Plaza Northeast
Dayton, Ohio  45463

March 14, 1994

To the Holders of Common Shares:



You are cordially invited to attend the Annual Meeting of Shareholders of The Mead Corporation, which will be held at the Blair Auditorium, Sinclair Community
College, 444 West Third Street, Dayton, Ohio, on
Thursday, April 28, 1994 at 11:00 a.m. Formal Notice of the Meeting and Proxy Statement accompany this letter.

A prompt execution and return of your proxy will both assure the presence of a quorum at the meeting and minimize the cost of the proxy solicitation. A postage paid envelope is enclosed for your convenience in replying. We hope you will be present at the meeting.

Very truly yours,

Steven C. Mason

Steven C. Mason
Chairman of the Board

Notice of Annual
Meeting Of Shareholders


The Mead Corporation                       Dayton, Ohio
Mead World Headquarters                    March 14, 1994
Courthouse Plaza Northeast
Dayton, Ohio  45463

To the Holders of Common Shares of
THE MEAD CORPORATION

NOTICE IS HEREBY GIVEN that the Annual Meeting of
Shareholders of The Mead Corporation will be held at the Blair Auditorium, Sinclair Community College, 444
West Third Street, Dayton, Ohio, on Thursday, April 28,
1994 at 11:00 a.m., for the following purposes:

     1. To elect four directors for a term of three years;

     2.  To vote upon a shareholder proposal
         concerning declassification of Mead's
         Board of Directors, which is opposed by
         the Board of Directors; and

     3.  To transact such other business as may
         properly come before the meeting or any
         adjournment.

The close of business on March 1, 1994 has been fixed as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment. The stock transfer books will not be closed.

Please complete, sign, date and return the enclosed proxy promptly so that we may have the fullest expression possible of the wishes of the shareholders.

By order of the Board of Directors
George J. Maly, Jr.
Secretary

Proxy Statement
For 1994 Annual Meeting

The Mead Corporation
Mead World Headquarters
Courthouse Plaza Northeast
Dayton, Ohio  45463

March 14, 1994

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of The Mead
Corporation ("Mead") of proxies to be used at the Annual Meeting of Shareholders to be held on April 28, 1994 and any adjournment. The close of business on March 1, 1994 has been fixed as the record date for the determination of the holders of Common Shares entitled to notice and to vote. There were outstanding on the record date 59,271,120 Common Shares.

The holders of Common Shares are entitled to one vote per share upon all matters set forth in the Notice of the Annual Meeting.

A shareholder signing and returning a proxy has the power to revoke it at any time prior to its exercise by giving notice to Mead in writing or in open meeting, but without affecting any vote previously taken. Unless revoked, the shares represented by the proxy will be voted as stated thereon.

Election of Directors
Mead's Regulations provide that the Board of Directors is classified into three classes with each class serving a three-year term and with one class standing for election at each Annual Meeting. At the 1994 Annual Meeting, the terms of John C. Bogle, William E. Hoglund, Barbara C.
Jordan, and William S. Shanahan expire, and in accordance with a recommendation of the Board of Directors and its Nominating & Organization Committee, each of them will stand for re-election to a new three-year term expiring at the Annual Meeting in 1997.

Mr. Hoglund was elected to the Board of Directors on October 30, 1993 for a term expiring at the 1994 Annual
Meeting.

Vincent L. Gregory, Jr., a member of the Board of Directors for 17 years, has reached retirement age for members of the Board and will retire from the Board on the date of the Annual Meeting.

The business experience and other information concerning the nominees for director, and the directors continuing in office after the Annual Meeting, are set forth on pages 3 through 5.

Directors are elected by a plurality of the votes cast.
Abstentions and nonvotes are not considered. It is the intention of the persons named in the accompanying form of proxy, unless authorization to do so is withheld, to vote for the election of the four nominees. The holders of the proxies may, in their discretion, vote for a substitute nominee(s) designated by the directors in the event that any nominee becomes unable to serve for any reason presently unknown. Under Ohio law, if a shareholder gives written notice to the President, a Vice
President or the Secretary, not less than 48 hours before the time fixed for the Annual Meeting, that such shareholder desires the voting at the election of directors to be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by or on behalf of the shareholder giving such notice, then the directors will be elected by cumulative voting. In such event, each shareholder has the right to give one candidate a number of votes equal to the number of directors then being elected multiplied by the number of such shareholder's shares, or to distribute such shareholder's votes on the same principle among two or more candidates within such class. In the event of cumulative voting for directors, unless otherwise indicated by the shareholder, a vote for the nominees of the Board of Directors will give the proxyholders discretionary authority to cumulate all votes to which the shareholder is entitled and to allocate them in favor of any one or more of such nominees as the persons named in the enclosed proxy determine. If a shareholder desires specifically to allocate votes among one or more nominees, the shareholder should so specify on the proxy card.

              Nominees for Director for a three-year term expiring in 1997











Picture of John C. Bogle





John C. Bogle
Mr. Bogle is Chairman of the
Board, Chief Executive Officer
and a director of The
Vanguard Group of
Investment Companies, and
Chairman of the mutual funds
in The Vanguard Group.

Age:  64

Director Since:  1978

Committees:
Compensation
Corporate Objectives
  (chairman)
Executive
Finance
Nominating & Organization

Other Directorships:
The General Accident
  Group of Insurance
  Companies

Picture of William E.
Hoglund




William E. Hoglund
Mr. Hoglund has been a
director and Executive Vice
President, Corporate Affairs
and Staff Support Group of
General Motors Corporation
since November 1992.  He
was Executive Vice
President and Chief
Financial Officer of GM
from April 1992 through
November 1992, and
Executive Vice President,
Automotive Components
Group, from 1988 through
1992.
Age:  59
Director Since:  1993
Committees:
Compensation
Corporate Objectives
Corporate Responsibility
Nominating &
  Organization
Other Directorships:
Standard Federal Bank

Picture of Barbara C.
Jordan




Barbara C. Jordan
Ms. Jordan holds the
Lyndon B. Johnson Chair in
National Policy, Lyndon B.
Johnson School of Public
Affairs, University of Texas
at Austin.  Ms. Jordan was
a member of the United
States Congress from 1972
through 1978.

Age:  58

Director Since:  1979

Committees:
Audit
Corporate Objectives
Corporate Responsibility
  (chairman)
Nominating & Organization
Other Directorships:
Burlington Northern Inc.
Federal Home Loan
  Mortgage Corporation
Northrop Corporation
Texas Commerce
  Bancshares, Inc.

Picture of William S.
Shanahan




William S. Shanahan
Mr. Shanahan was elected
President and Chief Operating
Officer of Colgate-Palmolive
Company in 1992.  He was
named Chief Operating
Officer in 1989.  Prior to that,
he was Senior Executive Vice
President, Chief of Colgate
Operations since 1984.

Age:  53

Director Since:  1992

Committees:
Compensation
Corporate Objectives
Corporate Responsibility
Nominating & Organization

                    Directors whose terms expire in 1995











Picture of Samuel S. Benedict




Samuel S. Benedict
Mr. Benedict was elected
President and Chief Operating
Officer in 1991.  Prior to that,
he was President of Mead
Publishing Paper Division
since 1975.

Age:  63

Director Since:  1991

Other Directorships:
Upper Peninsula Energy
  Corporation

Picture of John G. Breen




John G. Breen
Mr. Breen is Chairman,
Chief Executive Officer  and
a director of The
Sherwin-Williams Company.

Age:  59

Director Since:  1986

Committees:
Audit (chairman)
Compensation
Corporate Objectives
Executive
Finance
Nominating & Organization

Other Directorships:
National City
  Corporation
Parker-Hannifin
 Corporation
The Goodyear Tire &
  Rubber Company

Picture of Charles S.
Mechem, Jr.



Charles S. Mechem, Jr.
Mr. Mechem has been the
Commissioner of the Ladies
Professional Golf
Association since 1991, and
Chairman of United States
Shoe Corporation since
March 1993.  In 1990, he
retired as Chairman of the
Board, Chief Executive
Officer and a director of
Great American
Broadcasting Company.

Age:  63

Director Since:  1976
Committees:
Compensation; Corporate
Objectives; Executive;
Nominating & Organization
(chairman).

Other Directorships:
AGCO Corporation;
Eagle-Picher Industries,
Inc.; Ohio National Life
Insurance Company; J.M.
Smucker Company; Star
Banc Corporation

Picture of Thomas B. Stanley,
Jr.



Thomas B. Stanley, Jr.
Mr. Stanley is a private
investor.

Age:  67

Director Since:  1970

Committees:
Corporate Objectives
Executive
Finance (chairman)
Nominating & Organization

Other Directorships:
Piedmont Bankgroup, Inc.

                           Directors whose terms expire in 1996











Picture of Vincent L. Gregory,
Jr.




Vincent L. Gregory, Jr.
Mr. Gregory retired as
Chairman of the Board, Chief
Executive Officer and director
of Rohm and Haas Company
in 1988.

Age:  70

Director Since:  1977

Committees:
Compensation (chairman)
Corporate Objectives
Corporate Responsibility
Executive (vice chairman)
Nominating & Organization

Picture of Steven C. Mason





Steven C. Mason
Mr. Mason was elected
Chairman of the Board and
Chief Executive Officer in
May 1992.  Prior to that he
was elected Vice Chairman
in April 1991 and served as
President and Chief
Operating Officer during
1982-1991.

Age:  58

Director Since:  1982

Committees:
Executive (chairman) and
  ex-officio member of the
  other Committees of the
  Board

Other Directorships:
The Duriron Company, Inc.
PPG Industries, Inc.

Picture of Paul F. Miller, Jr.





Paul F. Miller, Jr.
Mr. Miller is a founding
partner of Miller, Anderson
& Sherrerd, an investment
management firm.  He
retired as a general partner
in 1991, and is now a
limited partner with the firm.

Age:  66

Director Since:  1963

Committees:
Audit
Corporate Objectives
Corporate Responsibility
Finance
Nominating & Organization

Other Directorships:
Hewlett-Packard Company
Rohm and Haas Company
SPS Technologies Inc.

Trustee:
The Ford Foundation

Picture of Lee J. Styslinger,
Jr.




Lee J. Styslinger, Jr.
Mr. Styslinger is Chairman of
the Board of ALTEC
Industries, Inc.  He was
President of ALTEC Industries
from 1974 to 1989, and
Chairman of the Board and
Chief Executive Officer from
1989 to 1992.

Age:  60

Director Since:  1992

Committees:
Audit
Corporate Objectives
Finance
Nominating & Organization

Other Directorships:
First Alabama Bancshares,
  Inc.

Certain Information Concerning the Board of Directors

There were seven meetings of the Board of Directors
during 1993. The seven standing committees of the Board
and the number of meetings of each committee during
1993 follow:
                                            Number of
               Committee                    Meetings
               ---------                    --------
Audit. . . . . . . . . . . . . . . . .         3
Compensation . . . . . . . . . . . . .         3
Corporate Objectives . . . . . . . . .         3
Corporate Responsibility . . . . . . .         4
Executive. . . . . . . . . . . . . . .         0
Finance. . . . . . . . . . . . . . . .         2
Nominating & Organization. . . . . . .         2


The Chairman of the Board and Chief Executive Officer serves as an ex-officio, nonvoting member of all standing committees, other than the Executive Committee.

Duties and Members
Each standing committee of the Board of Directors is composed of directors who are not employed by Mead, except the Executive Committee. The duties and membership of each committee during 1993 were as follows:

The Audit Committee recommends annually to the Board         Members:
for its approval the engagement of the independent           -------
certified public accountants, verifies and assures their     Breen (chairman)
independence, reviews the professional services they         Jordan
provide, reviews the fees charged for audit and non-audit    Miller
services, reviews the broad scope of the internal and        Styslinger
external audit programs, and reviews with the independent certified public accountants, at the completion of their audit, Mead's financial statements and matters relating to the audit.

The Compensation Committee is charged with the broad        Members:
responsibility for assuring that officers and key           -------
management personnel are effectively compensated in         Gregory (chairman)
terms which are internally equitable and externally         Bogle
competitive. The Committee authorizes the compensation      Breen
of officers and senior management and recommends to         Hoglund
the Board the compensation of the Chairman of the Board     Mechem
and the President and reviews the salaries of other key     Shanahan
executives, reviews executive compensation policies and recommends modifications in existing retirement or benefit plans. The Committee also approves grants under and administers Mead's stock option and restricted stock plans.

The Corporate Objectives Committee is charged with          Members:
reviewing Mead's objectives and strategies and evaluating   -------
management's recommendations for long-term growth and       Bogle (chairman)
profitability. Further, the Committee makes appropriate     Breen
recommendations to the full Board with  regard to specific  Gregory
proposals by management of major strategic importance,      Hoglund
including acquisitions. The Committee also monitors         Jordan
growth programs to measure progress, reviews the            Mechem
potential impact of economic trends on operations and       Miller
reviews technological trends with the view toward           Shanahan
allocating resources to areas offering greatest potential   Stanley
growth.                                                     Styslinger

The Corporate Responsibility Committee is charged with      Members:
questioning and evaluating Mead's plans and responses       -------
relating to changing needs and concerns of those major      Jordan (chairman)
constituencies (both internal and external) which can be    Gregory
expected to judge Mead's behavior and social                Hoglund
performance.                                                Miller
                                                            Shanahan

The Executive Committee is empowered under Ohio law         Members:
to exercise the full authority of the Board, except as to   -------
matters not delegable. However, in practice, there are no   Mason (chairman)
scheduled meetings of this Committee and such powers        Gregory (vice
would be exercised only in special situations.                       chairman)
                                                            Bogle
                                                            Breen
                                                            Mechem
                                                            Stanley

The Finance Committee is charged with overseeing            Members:
Mead's financial affairs and recommending such financial    -------
actions and policies as are most appropriate to             Stanley (chairman)
accommodate Mead's strategic and operating strategies       Bogle
while maintaining its sound financial condition. The        Breen
Committee reviews programs designed to inform and to        Miller
maintain and improve shareholder and financial community    Styslinger
relations.

The Nominating & Organization Committee has as its          Members:
principal concerns the nomination of candidates to the      -------
Board, evaluation of the performance of the Chief           Mechem (chairman)
Executive Officer, organizational development, and review   Bogle
of shareholder proposals and suggestions.  The Committee    Breen
develops criteria and evaluates the performance of the      Gregory
Chief Executive Officer.  The Committee also furnishes its  Hoglund
evaluation to the Compensation Committee and reviews        Jordan
the compensation set by the Compensation Committee to       Miller
ensure it appropriately relates to shareholder value.       Shanahan
                                                            Stanley
                                                            Styslinger


Mead's Regulations require nominations for the Board from any shareholder to be delivered not less than 50 nor more than 75 days prior to the meeting of the shareholders to which the nomination relates, and to contain specified information about the nominee and the shareholder making such nomination. In addition to any nominations made pursuant to Mead's Regulations, the Nominating & Organization Committee will consider such suggestions for nominations to the Board as may be offered by shareholders. Such suggestions for nominations should be submitted to Thomas E. Palmer, Secretary of the Committee. Directors are selected on the basis of recognized achievements and their ability to bring essential skills and experience to the deliberations of the Board.

Directors who are not employees receive $20,500 annually for services as a director and $1,000 per meeting for attendance at meetings of the Board and its committees. Directors who are Mead employees are not compensated for their services as directors. In 1993, each director other than Messrs. Bogle and Mechem attended 75% or more of the Board and committee meetings.

Mead has a Deferred Compensation Plan for non-employee directors pursuant to which receipt of compensation for Board service, together with interest thereon, may be deferred until after termination of service.

In 1987, Mead adopted a Restricted Stock Plan under which directors who are not employees or officers of Mead will receive grants of Common Shares with a market value of $37,500 at five-year intervals. Grants have been made in January 1988 and January 1993. A pro rata portion of $37,500 is granted to such directors who are elected during the five-year period. The shares are subject to forfeiture if the director leaves Mead within five years, unless the director leaves as a result of death, disability or normal retirement (in which event, all restrictions will lapse with respect to a pro rata portion of the restricted shares granted at five-year intervals). Additionally, all rights to the shares will earlier vest upon the occurrence of certain
"change in control" events. The plan also permits directors under certain conditions to defer a portion of their cash retainer in the form of restricted shares on the same terms.

In 1990, Mead adopted a retirement plan for eligible outside directors which provides for a payment for the life of the director of the director's annual cash retainer at the time of retirement plus one-fifth of the dollar amount specified in the preceding paragraph paid to directors under the Restricted Stock Plan. The retirement benefit commences at age 70 and is paid to all outside directors who retire with at least 10 years of service on the Board or who retire at age 70 regardless of years of service.

Securities Ownership
Set forth in the following table is information as of January 28, 1994 with respect to the number of Common
Shares beneficially owned by each nominee and director, each of the named executive officers, and by all nominees, directors and executive officers as a group.

A person is considered to "beneficially own" any shares: (i) over which such person exercises sole or shared voting or investment power or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days (e.g., through the exercise of employee stock options).

Unless otherwise indicated, voting and investment power is exercised solely by the beneficial owner or is shared by such owner and such owner's spouse or children.

                               Ownership of Mead Common Shares

                                                                 (B)
                                             (A)           Number of Shares
                                         Option Shares    Beneficially Owned,
                                           Which May     including Option Shares
Identity of                                Be Acquired    in Column (A), as of
Individual or Group                      Within 60 Days    January 28 ,1994(1)
- -------------------                      --------------   ----------------------
Samuel S. Benedict . . . . . . . . . . . . .  92,900              105,476
John C. Bogle  . . . . . . . . . . . . . . .     -0-                4,011
John G. Breen. . . . . . . . . . . . . . . .     -0-                4,011
William A. Enouen(2) . . . . . . . . . . . .  79,445               96,596
William R. Graber . . . . .  . . . . . . . .  15,200               15,516
Vincent L. Gregory, Jr.. . . . . . . . . . .     -0-                5,126
William E. Hoglund.. . . . . . . . . . . . .     -0-                1,400
Barbara C. Jordan  . . . . . . . . . . . . .     -0-                3,411
Elias M. Karter. . . . . . . . . . . . . . .  59,500               68,348
Steven C. Mason. . . . . . . . . . . . . . . 190,700              260,371
Charles S. Mechem, Jr. . . . . . . . . . . .     -0-                4,305
Thomas E. Palmer . . . . . . . . . . . . . .  23,500               23,757
Paul F. Miller, Jr.. . . . . . . . . . . . .     -0-               10,324
William S. Shanahan. . . . . . . . . . . . .     -0-                2,173
Thomas B. Stanley, Jr. . . . . . . . . . . .     -0-              729,511(3)
Lee J. Styslinger, Jr. . . . . . . . . . . .     -0-                6,173

________________________

All directors, nominees
 and executive officers as a group
 (18 persons). . . . . . . . . . . . . . . . 542,245           1,435,278
_______________________

(1) Includes restricted shares granted under Mead's
Restricted Stock Plan, and shares held in the named executive's common stock account as of November 30, 1993, in the Mead Salaried Savings Plan. The named executives may vote and direct the disposition of shares in their account, except to the extent such shares constitute Mead matching shares.

(2) Mr. Enouen retired in December 1993.

(3) Includes 471,980 shares held in family trusts with respect to which Mr. Stanley is one of three co-trustees who share the voting and investment power.

As of January 28, 1994, the number of shares beneficially owned (i) by the directors and executive officers as a group was approximately 2.4% of outstanding, (ii) by Mr. Stanley, 1.2% and (iii) by all other directors individually, less than 1%.

The following table sets forth certain information with respect to persons known to Mead to be beneficial owners of more than five percent of the outstanding
Common Shares:

                                                                          Percent of Common
                                            Number of Common Shares       Shares Outstanding
Name and Address of Beneficial Owners         Beneficially Owned         as of January 28, 1994
- --------------------------------------      -----------------------      ----------------------
Oppenheimer Group, Inc., Oppenheimer Tower,      6,932,546(1)                   11.7%
   World Financial Center, New York, NY 10281

State Street Bank and Trust Company,             3,669,677(2)                    6.2%
   225 Franklin Street, Boston, MA 02110
- -----------

(1) Source:  Schedule 13G dated February 1, 1994, filed by beneficial owner with SEC.
(2) Source:  Schedule 13G dated February 10, 1994, filed by beneficial owner with SEC.
    State Street is the Trustee under the Mead Salaried Savings Plan.

Report of Compensation Committee on Executive
Compensation

The Compensation Committee is comprised of six
Directors of the Board who are not employees of the company. This Committee is responsible for setting competitive compensation structures and approving payout levels for officers and senior management.

Mr. Mason, Chairman of the Board and Chief Executive
Officer, serves as an ex-officio, nonvoting member of the Board's standing committees, including the Compensation
Committee. He was not present during any discussion of his compensation.

Mead's executive compensation structure is based on competitiveness within Mead's business environment. The actual compensation levels delivered to executives are directly linked to the financial performance of the company.

Base Salaries
- -------------
Salary Range Midpoints are set to approximate those
- ----------------------
midpoints of similar sized industrial companies, as annually reported in the Hay Industrial Management USA survey, representing 383 parent organizations and 736 independent operating units of all types of industrial employers in the United States (the "Hay Competition").
Around these midpoints for each salary grade is an established salary range, characterized by a defined minimum and maximum.

Actual Salaries paid to executives are targeted to be
- ---------------
competitive with the average salaries for that same survey group, with a particular comparison to a selected group of Forest Product company competitive peers.
These peers (the "FP Peers") are Boise Cascade
Corporation, Champion International Corporation,
Georgia-Pacific Corporation, International Paper, James
River Corporation, Potlatch Corporation, Scott Paper
Company, Stone Container Corporation, Temple-Inland
Inc., Union Camp Corporation, Westvaco Corporation,
Weyerhaeuser Company, and Willamette Industries, Inc.

Mead's past earnings performance, competitive information and the current economic environment determine the overall salary increase percentages for the executive group as a whole. These factors are weighted differently each year depending on the relative financial impact in a given year. When setting salary increase for each named executive officer, individual performance is a significant factor, and the individual's position in the salary range is also considered to a lesser degree.

Mr. Mason's 1993 salary was near the bottom of the Mead salary range and is considered appropriate for the incumbent who was recently promoted to the position in 1992; but it does demonstrate real salary growth, reflecting a positive assessment of his leadership. His salary is approximately 20% lower than the average of both the Hay Competition and the FP Peers.

For the other named executives, Mead has been conservatively paying below midpoint - the salaries for these positions also lagging both the Hay Competition and FP Peers.

Mead Management Incentive Plan
- ------------------------------
Annual Incentive Targets under the Mead Management
- ------------------------
Incentive Plan are set at levels that achieve a combined salary midpoint plus incentive target that equals actual competitive average base salaries plus annual bonuses, as determined by an analysis of the total cash compensation paid by the Hay Competition.

Actual Incentive Payouts are determined by a comparison
- ------------------------
of Mead Return on Total Capital (ROTC) to both the FP
Peers (as measured in the Value Line Report) and also to the Value Line Industrial Composite (the "Industrial
Composite"), representing over 800 major industrial companies that account for about 80% of the income earned by all U.S. nonfinancial corporations. The Mead
ROTC comparison to the ROTC of each of the FP Peers and the Industrial Composite is weighted equally.

In 1991 no annual incentives for Mead performance were paid to any executive of the named group, because Mead did not reach acceptable threshold ROTC. In 1992 the incentives paid to the named executives other than Mr.
Mason reflect an improvement in competitive return, while Mr. Mason received an adjusted stock option grant in lieu of an incentive payment.

Financial performance for 1993 has continued to improve, with Mead ROTC of 6.2% (versus 4.7% in 1992) compared to 3.7% for the FP Peers (4.2% in 1992) and 9.5% for the Industrial Composite (8.0% in 1992). As a result, annual incentives at near-target levels were paid for the other named executives. Mr. Mason received approximately 75% of his incentive payout as cash. For the balance, the Compensation Committee adjusted upward Mr. Mason's stock option award.

Direction 2000 Incentive Plan
- -----------------------------
The Direction 2000 Executive Incentive Plan is a newly
- -------------------------------------------
implemented performance unit plan.  The Direction 2000
Plan supports an 8-year business strategy of improving
ROTC to attain cost of capital while aggressively growing sales revenues, thus focusing executive attention to achieving the long term goals of the corporation.
Performance milestones have been set for each of the 8 years 1993 to 2000, based on a weighting of two criteria:
the ROTC achieved each year compared to the milestone set, and the sales revenue growth while maintaining adequate ROTC compared to the 8-year objective. Based on these two components, and using an additional formula involving competitive ROTC performance including the FP Peers and the Industrial
Composite, the plan delivers periodic annual payouts.
The form of payout for all active participants in 1993 was delivered as 30% cash and 70% restricted stock.

Actual Direction 2000 Payouts are based on a direct
- -----------------------------
calculation of year end results compared to the milestones defined in the plan for 1993. The 1993 business results were below the milestones set in the Direction 2000 Plan, and the resulting payout to executives determined by the plan was 9% of their long term incentive target. Mr. Mason received $12,700 cash and 665 restricted shares ($29,717 market value).

Restricted Stock
- ----------------
Restricted Stock with three to five year restrictions may be
- ----------------
granted to encourage retention of key executives, or in lieu of payment of cash incentives or for any other reason consistent with the purposes of Mead's Restricted Stock Plan. Restricted shares are granted at market prices.

The Direction 2000 Plan is designed to provide 70% of payout as restricted stock. Each of the named executives received three-year restricted stock for the 1993 payout, with the exception of Mr. Mason whose stock carried a five year restriction.

Stock Options
- -------------
Stock Option Grants are based on competitive practices of
- -------------------
the Hay Competition (rather than Mead's past corporate performance), are granted at market price and cannot be exercised for one year. The objective of stock option grants is to incent future company performance, rather than to reward for past contribution. Mead also believes that granting stock options to senior management further aligns their interests with shareholders.

The size of annual option grants is based on the grade level of each recipient. Generally, the number of options granted increases approximately 30% with each grade level increase. Minor adjustments (+/-10%) are made to grants to recognize the future potential of the individual.

In February 1993, Mr. Mason received a grant of 37,500 stock options, which the Compensation Committee believed appropriate in light of the size of competitive grants; Mr. Mason's grade level; and Mr. Mason's individual performance. In addition, 10,300 stock options were granted in February 1994 in lieu of a portion of Mr.
Mason's 1993 annual cash incentive. The size of the additional option grant was based upon the Committee's assessment of the equivalent value of the cash incentive being replaced with stock options. In addition, the Committee believed it important to increase Mr. Mason's potential stock ownership and strengthen the link between his compensation and shareholder returns.

Summary
- -------
Although new federal tax laws limit the deductibility of executive compensation, the Committee currently believes that these laws will not impact Mead's tax deduction for compensation in 1994.

The compensation delivered by the aggregate of the above five elements is considered to be highly effective in supporting management's aggressive cost management and operations streamlining across all divisions. Mead has posted improvement in returns that equal the gains in return of the Industrial Composite.
Within the competitive sector, Mead ROTC performance is in the top (fourth) quartile of the FP Peers.

The Compensation Committee is confident that these elements of the executive compensation program are key in rewarding executives who contribute to the success of the Corporation and in the demonstrated increase in shareholder value.

Compensation Committee members:
Vincent L. Gregory, Jr. (chairman)
John C. Bogle
John G. Breen
William E. Hoglund
Charles S. Mechem, Jr.
William S. Shanahan

Steven C. Mason (ex-officio, nonvoting member)

Compensation Tables
The compensation for services performed during the fiscal years ended December 31, 1991, 1992 and 1993 for Mr.
Mason, each of the other four most highly compensated executive officers and Mr. William A. Enouen (who retired effective December 1, 1993) is as follows. No stock appreciation rights were issued to the named executives during 1991-1993.

                               SUMMARY COMPENSATION TABLE
                                                                     Long-Term Compensation
                                                            ----------------------------------------------
                            Annual Compensation                          Awards                   Payouts
                --------------------------------------      ----------------------------------------------
                                                Other
Name                                            Annual     Restricted     Securities                         All Other
and                                             Compen-    Stock         Underlying               LTIP       Compen-
Principal                                       sation     Award(s)      Options/                 Payouts    sation
Position     Year   Salary($)   Bonus($)(1)     ($)(2)     ($)(3)        SARs Granted(#)           ($)(4)    ($)(5)
- --------     ----   --------    ----------      -------    ---------     ---------------          --------   ---------
Steven C.    1993   $518,751   $433,100 (7)     $59,315    $ 29,717           47,800(7)           $     0   $ 4,497
Mason,       1992    471,336          0 (8)      55,127           0           45,000(8)                 0     4,800
Chairman     1991    414,000          0          47,523           0           35,000               76,200    24,518
and CEO(6)

Samuel S.    1993   $376,500   $409,100         $19,558    $ 21,316           30,000              $     0   $ 8,757
Benedict,    1992    328,500    120,000 (10)     18,756     103,089 (10)      25,000                    0     4,800
President    1991    265,354     16,600          16,169           0           22,000               30,700    19,451
and
COO(9)

Eli M.       1993   $245,799   $150,200         $26,617    $  8,088            8,500               $    0   $ 4,497
Karter, VP   1992    228,552     86,000          25,803      44,400            8,500                    0     4,800
Mfg. &       1991    206,052          0          22,437     191,250           12,000               30,000    13,204
Tech.

Thomas E.    1993  $216,834    $160,600         $     0    $  8,088           10,000               $    0   $ 4,497
Palmer, VP   1992   203,340      86,000               0           0            8,500                    0    12,800
General      1991    54,168      30,000               0           0            5,000                2,500     2,627
Counsel(11)

William R.   1993  $178,343    $138,100         $     0    $   4,290            5,000               $    0   $ 4,497
Graber,      1992   166,008      80,000               0            0            5,500                8,300     4,616
VP/CFO(11)   1991   113,331      40,000               0            0            4,700                3,900     6,880

William A.   1993  $240,180    $180,600         $34,985    $       0           12,000               $    0   $ 4,497
Enouen(12)   1992   240,844      95,000          33,041       59,200           11,600                    0     4,800
             1991   232,368           0          28,484      127,500           17,500               36,800    23,055

_____________________
(footnotes on following page)

(1) Bonuses are earned in the year specified and paid in the following year. Cash bonuses for 1993 consist of payments under the Mead Management Incentive Plan
     ("MMIP"), an annual incentive plan, and the Direction
     2000 Plan, an eight year business plan. The Direction
     2000 Plan pays out in 30% cash and 70% restricted stock. The restricted stock awards for 1993 are reported in the table under the column "Restricted
     Stock Awards." A portion of Mr. Mason's MMIP bonus for 1993 was paid in stock options which are reported in the table.

(2) Consists solely of interest on deferred compensation in excess of the applicable federal rate. Mead owns life insurance on the lives of employees participating in this deferred compensation program which supports the interest rates used.

(3)  Restricted stock holdings at December 31, 1993
     (excluding restricted stock awarded in February 1994 under the Direction 2000 Plan): Mr. Mason, 6,750 shares ($303,750 value); Mr. Benedict, 2,594 shares ($116,730 value); Mr. Karter, 7,200 shares ($324,000 value); Mr. Palmer, Mr. Graber and Mr. Enouen, no shares. Dividends are paid on restricted stock in the same manner and amount as paid on Mead's common shares. The value of the restricted stock for purposes of the table is based on closing market prices on the date of the grant; however, for purposes of this footnote (3), it is based on closing market prices at the end of 1993. Restricted stock awards made in February 1994 were the 1993 payout under the Direction 2000 Plan, and are reported in the table.

(4) Long-term incentive payments are earned in the year specified and paid in the following year. Direction
     2000 Plan cash payouts are reported under "Bonuses" and restricted stock payouts are reported under "Restricted Stock Awards."

(5) Amounts in 1993 consist solely of salaried savings plan matching contributions by Mead and, in the case of Mr. Benedict, an additional $4,260 of life insurance premiums paid by Mead.

(6)  Mr. Mason was elected Chairman and Chief
     Executive Officer in May 1992.

(7) Mr. Mason was granted 37,500 stock options in February 1993, and in addition 10,300 stock options were granted to Mr. Mason in February
     1994 at the market price on the date of the grant in lieu of a portion of his 1993 annual cash incentive payment.

(8) Mr. Mason was granted 30,000 stock options in January 1992, and in addition 15,000 stock options were granted to Mr. Mason in February 1993 at the market price on the date of grant in lieu of his 1992 annual cash incentive payment.

(9)  Mr. Benedict was elected President and Chief
     Operating Officer in April 1991, prior to which he was President of Mead's Publishing Paper division.
     His bonus in 1991 relates solely to the Publishing
     Paper division's performance.

(10) Mr. Benedict received 1,500 shares of restricted stock ($55,500 value on grant date) in January
     1992, and in February 1993 he received 1,094 shares of restricted stock ($47,589 value on grant date) in lieu of a portion of his 1992 annual cash incentive payment.

(11) Mr. Palmer was hired in September 1991, and Mr.
     Graber was hired in April 1991.

(12) Mr. Enouen retired as Senior Vice President and
     Chief Financial Officer effective December 1, 1993.

                          OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table shows, for the named executive officers and Mr. Enouen, additional information about option grants during the fiscal year ended December 31, 1993. No stock appreciation rights were granted in 1993.

                                       Individual Grants

                                % of                                         Potential
                    Number of   Total                                        Realizable Value at
                    Securities  Options/                                     Assumed Annual
                    Underlying  SARs                                         Rates of Stock Price
                    Options/    Granted to   Exercise                        Appreciation
                    SARs        Employees    or Base        Expira-          for Option Term(2)
                    Granted     in Fiscal    Price          tion     ---------------------------------------
Name                (#) (1)     Year         ($/Sh)         Date     0% ($)       5% ($)        10% ($)
- ----                ---------   ---------    -------        ------  -------       ------        --------

Steven C. Mason     37,500 (3)    5.2%       $43.50      02/24/03     $0       $1,025,884     $2,599,792
                    10,300 (4)    1.2%        44.6875    02/23/04      0          289,468        733,570
Samuel S. Benedict  30,000        4.2%        43.50      02/24/03      0          820,707      2,079,834
Eli M. Karter        8,500        1.2%        43.50      02/24/03      0          232,534        589,286
Thomas E. Palmer    10,000        1.4%        43.50      02/24/03      0          273,569        693,278
William R. Graber    5,000         .7%        43.50      02/24/03      0          136,785        346,639
William A. Enouen   12,000        1.7%        43.50      02/24/03      0          328,283        831,934

                      --------------------------------------------------------------------------------------------------------------

                                                                    0%(5)         5%(5)         10%(5)
                                                                   ------         -----         --------
                         Assumed Stock Price                    $ 43.500        $70.857        $112.828
           Market Value of All Shareholdings                $2.6 billion   $4.2 billion    $6.7 billion
                 Named Executives Percentage                                      0.17%           0.17%
______________________

(1) Options are granted with terms of ten years and may be exercised beginning one year after date of grant.
     Limited stock appreciation rights (described on page
     19) have been granted to each of the named executive officers and Mr. Enouen in an amount equal to the stock options granted. In addition, the holders of stock options may under certain conditions pay withholding taxes due upon the exercise of stock options using shares issued upon such exercise.

(2) The dollar amounts under the 5% anf 10% columns are set by the Securities and Exchange Commission and are not intended to forecast possible future appreciation of Mead's stock. Mead is also not aware of any formula that determines with reasonable accuracy the present value of stock options based on future unknown or volatile factors.

     (footnotes continued on following page)

(3) Excludes 15,000 stock options granted to Mr. Mason in February 1993 in lieu of his 1992 annual cash incentive payment.

(4) 10,300 stock options were granted to Mr. Mason in February 1994 in lieu of a portion of his 1993 annual cash incentive payment.

(5) At an assumed 5% stock price appreciation over a ten-year period, Mead's stock price would increase from $43.50 per share (the market price on the grant date) to $70.857 per share, and the aggregate market value of all shareowner holdings as of the grant date would increase from $2.6 billion to $4.2 billion. At an assumed 10% stock price appreciation over a ten-year period, Mead's stock price would increase from $43.50 per share to $112.828 per share, and the aggregate market value of all shareowner holdings as of the grant date would increase to $6.7 billion. The named executives and Mr.
     Enouen would receive only .17% of any such increase in market value.
                   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                              AND FY-END OPTION/SAR VALUES

The following table shows information about stock option exercises during 1993 and unexercised stock options at year end 1993 for the named executive officers and Mr.
Enouen. No stock appreciation rights were granted or exercised in 1993.

                                                           Number of
                                                           Securities                  Value of
                                                           Underlying                  Unexercised
                                                           Unexercised                 In-the-Money
                                                           Options/SARs at             Options/SARs at
                                                           FY-End (#)                  FY-End ($)(2)
                   Shares
                   Acquired                                Exercisable/                Exercisable/
Name               on Exercise(#)   Value Realized ($)(1)  Unexercisable               Unexercisable
- ----               --------------   ---------------------  -------------               --------------
Steven C. Mason      14,000 (3)        $294,875 (3)       138,200/62,800 (4)       $1,819,046/$82,031(4)
Samuel S. Benedict       -0-                 -0-           62,900/30,000               746,804/46,875
Eli M. Karter         2,200              50,338             51,000/8,500               652,816/13,281
Thomas E. Palmer         -0-                 -0-           13,500/10,000               143,053/15,625
William R. Graber        -0-                 -0-            10,200/5,000                113,631/7,813
William A. Enouen     9,755             216,417            67,445/12,000             1,029,692/18,750
______________________

(1) Based upon the difference between the fair market value (the average of the high and the low prices) of Mead common shares on the date of exercise and the exercise price of the stock option.

(2) Based upon the difference between the fair market value (the average of the high and the low prices) of Mead common shares at the end of 1993 and the exercise price of the stock option.

(3) Mr. Mason exercised 14,000 stock options using previously owned shares. The shares acquired upon exercise were placed in Mr. Mason's living trust.

(4) Includes 10,300 stock options granted to Mr. Mason in February 1994, at the market price on the date of grant, in lieu of a portion of his 1993 annual cash incentive payment. The "value" of these options at year-end 1993 is deemed to be zero.

                          PERFORMANCE GRAPH

The following performance graph compares Mead's cumulative total shareholder return over a five year period, assuming $100 invested at December 31, 1988 in Mead common stock, in the S&P 500 Index and in the S&P
Paper and Forest Products Composite Index. The information on these indices has been provided by Standard & Poor's Corporation. Shareholder return is based on increases in share price and dividends paid, assuming reinvestment of dividends.


                                  THE MEAD CORPORATION
                           CUMULATIVE TOTAL RETURN:  1988-1993

                                  [GRAPH APPEARS HERE]

          Measurement Period
          (Fiscal Year Covered) Mead Corporation S&P 500 Index S&P Paper & F. P.

          Measurement Pt -

          FYE 12/31/88           $100.00        $100.00       $100.00
          FYE 12/31/89            $96.23        $131.69       $121.28
          FYE 12/31/90            $69.70        $127.60       $109.57
          FYE 12/31/91            $96.40        $166.47       $138.98
          FYE 12/31/92           $109.70        $179.15       $158.91
          FYE 12/31/93           $131.97        $197.21       $175.13



                                                 YEAR
                      1988        1989       1990       1991     1992      1993

Mead                 100.00      96.23      69.70      96.40    109.70    131.97

S&P 500              100.00     131.69     127.60     166.47    179.15    197.21

S&P Paper & F.P.     100.00     121.28     109.57     138.98    158.91    175.13

Retirement Plans
All salaried employees of Mead are participants in Mead's non-contributory retirement plan which provides retirement income based upon years of employment and average annual earnings for the five highest consecutive years during the last eleven years of employment. Benefits under the retirement plan become vested after five years.

The named executives have the years of credited service indicated: Mr. Mason, 35; Mr. Benedict, 37; Mr. Karter, 11;
Mr. Palmer, 1; Mr. Graber, 1. Mr. Enouen had 33 years of credited service credited upon his retirement in December
1993. Earnings used for calculation of retirement income for the named executives are salary, bonus and incentive compensation (other than Direction 2000 Plan and other long-term incentive payments) paid as described in the Summary Compensation Table. The benefits payable under Mead's plan are deducted by one-half of the primary
Social Security benefit.

Under the Employee Retirement Income Security Act, an individual's normal annual benefit from a qualified retirement plan such as Mead's may not exceed specified limits. To the extent that the amounts shown in the table exceed such limits, Mead pays the excess under an unfunded excess benefit plan.

Mead also maintains an unfunded supplemental retirement plan for senior level management personnel who become eligible to participate in the plan after they have completed three years of employment in a qualified job classification. The plan provides annual retirement benefits for 55% of a participant's final average earnings (earnings include bonuses and incentive compensation other than Direction
2000 Plan and other long-term incentive payments, but may not exceed two times base compensation for any year) for the three highest years during the last eleven years of employment, less benefits received from other retirement plans of Mead and from retirement plans of previous employers. Benefits are also reduced by one-half of a participant's primary Social Security Benefit. A participant may receive full benefits under this plan after he attains age 62. Messrs. Mason, Benedict and Karter are currently eligible to participate in this plan.

The approximate annual benefits, on a straight life annuity basis, payable to the named executive officers under the retirement plan and the excess and supplemental retirement plans, based on compensation levels to date and assuming normal retirement age, calculated prior to the offsets described above, are as follows: Mr. Mason, $378,414; Mr. Benedict, $197,515;
Mr. Karter, $149,526; Mr. Palmer, $141,501; and Mr.
Graber, $117,757.

Benefit Trust
In 1986, a Benefit Trust was established to preserve the benefits earned under Mead's unfunded supplemental retirement plan, incentive compensation election plan, directors retirement plan and excess benefit plan (the
"Plans") in the event of a change in control. Upon the occurrence of any potential change in control, as defined in the Benefit Trust, Mead will be obligated to contribute an amount of cash and other property to the Benefit Trust which is intended to be sufficient to pay, in accordance with the terms of the Plans, the benefits authorized under such Plans and certain related expenses. If the funds in the Benefit Trust are insufficient for any reason to pay amounts due under the Plans, Mead will remain obligated to pay any such deficiency.

Termination Arrangements
General Severance Program. Mead has formalized a company-wide severance program for its salaried employees who are involuntarily terminated. The basic program provides severance pay in a lump sum equal to one week's salary for each full year of service plus an additional week for each $20,000 of base salary (or increment thereof) subject to enhancement following a change in control. Medical, dental and life insurance coverages will be provided for a period of time equal to the number of weeks of severance, provided certain conditions are met. The maximum period for severance pay, depending on the salary level of the employee, will be limited to either 52 or 26 weeks. Based on current compensation, if the individuals named in the Summary
Compensation Table had been terminated on December 31, 1993, the amounts payable to each of them would have been as follows: Mr. Mason, $525,000; Mr.
Benedict, $384,000; Mr. Karter, $114,945; Mr. Palmer,
$55,914 and Mr. Graber, $48,461.  Mr. Enouen retired
December 1, 1993.

Severance Agreements. Mead has in place severance agreements with executive officers and other key executives (collectively, the "Key Executives"). The severance agreements provide for the payment of certain benefits to a Key Executive (in lieu of amounts payable under the general severance program) if employment is terminated by Mead other than for "cause," or on account of death, disability or normal retirement, within two years after a "change in control" of Mead, or if employment is terminated by the Key Executive for "good reason" within such period, as such terms are defined in the respective severance agreements. In general, under such circumstances, the Key Executive is entitled to a cash payment of two times (and three times, in the cases of the Chairman and the President) the sum of (i) the Key Executive's then current annual base salary, and (ii) the greater of the Key Executive's current target incentive under Mead's incentive plans or his most recent annual award thereunder. Based on levels of compensation as of December 31, 1993, if the individuals named in the Summary Compensation Table had been terminated on such date, the amounts payable to each of them would have been as follows: Mr. Mason, $4,554,598; Mr.
Benedict, $3,392,720; Mr. Karter, $1,100,408; Mr. Palmer,
$1,071,162; and Mr. Graber, $877,291.  Mr. Enouen retired
December 1, 1993.

The severance agreements also provide for (i) the cancellation of all outstanding stock options granted to the Key Executive under any stock option plan of Mead in consideration for a cash payment equal to the number of shares covered by the option multiplied by the difference between the exercise price per share and the higher of (a) the reported closing price per share on the date of the Key Executive's termination or (b) the highest price paid per share in connection with any change in control; (ii) a continuation of benefits under Mead's life insurance, medical and dental plans (or substantially similar benefits); and (iii) out placement counselling. If the aggregate severance benefits to any executive would be subject to an excise tax under the Internal Revenue
Code, the actual benefits will be reduced to the extent necessary to avoid the imposition of the excise tax.

Limited Stock Appreciation Rights
Mead's stock option plans authorize the Compensation Committee to grant limited stock appreciation rights ("Limited Rights") with respect to all or any portion of the shares covered by options. The Committee may grant
Limited Rights simultaneously with the grant of an option or at any time during their respective terms. Limited rights have been granted to all named executive officers in an amount equal to stock options granted. In general, Limited Rights are exercisable only after certain events which constitute a change in control of Mead. Upon the exercise of a Limited Right, an optionee will receive an amount in cash equal to the difference between (1) the exercise price per share of the option to which the Limited Right relates, and (2) a price which in general represents the value placed upon a Common Share in the change in control situation. When Limited Rights are exercised, the options to which they relate will cease to be exercisable.

Certain Transactions
Mr. Mason has the power to direct distributions from a charitable trust he established in 1988 to hold his shares of a corporation in which he has a minority interest.
Mead paid this corporation approximately $3.2 million in the ordinary course of business during 1993 for the purchase of paper machine supplies and equipment.
Such purchases did not constitute a material portion of such corporation's business and were made in accordance with Mead's normal purchasing policy.

Mr. Mason inadvertently failed to timely file a report with the SEC under Section 16 of the Securities Exchange Act of 1934 when he automatically became successor trustee of a trust established by his deceased father. Among the trust's assets were 100 shares of Mead stock. In addition, Mr. Palmer reported one transaction late when funds in a Mead Salaried Savings Plan account were transferred to other accounts.

Compensation Committee Interlocks and Insider
Participation
The members of the Board's Compensation Committee are Messrs. Bogle, Breen, Gregory, Hoglund, Mechem and
Shanahan.  In addition, Mr. Mason, Mead's Chairman and
Chief Executive Officer, is an ex-officio nonvoting member of the Board's standing committees, including the Compensation Committee (although Mr. Mason did not participate in any Compensation Committee discussions regarding his compensation). Mr. Palmer, Mead's Vice
President and General Counsel, is the nonvoting Secretary of the Committee, but is not a member of the Committee.

One of the mutual funds in which participants in Mead's Salaried and Hourly Savings Plans invest monies was administered during 1993 by The Vanguard Group of Investment Companies. Mr. Bogle, a member of the Compensation Committee, is Chairman, Chief Executive
Officer and a director of The Vanguard Group, and Chairman of the mutual funds in The Vanguard Group. At December 31, 1993, these Plans had approximately $48.3 million invested in the fund. All of the monies in this fund will be transferred to different funds unaffiliated with Vanguard and Mr. Bogle during 1994.

Except as described above, none of the members of the Compensation Committee is or was an officer or employee of Mead, or has any relationship requiring disclosure under the federal securities rules.

Shareholder Proposal on Declassification of Board
The United Paperworkers International Union, of P.O. Box
1475, Nashville, Tennessee 37202, has represented that, as of November 10, 1993, it owned 50 shares of Mead's common stock, and has notified Mead that it intends to introduce a resolution relating to declassifying the Board of Directors at the Annual Meeting. To be adopted, the resolution, which is OPPOSED by the Board of Directors, would require the affirmative vote of a majority of shares entitled to vote on the proposal and held by persons present in person or by proxy at the Annual
Meeting. Abstentions will, while broker nonvotes will not, be treated as "present" for purposes of the preceding sentence. Abstentions and broker nonvotes will not be counted as "affirmative votes."

The resolution reads as follows:

"BE IT RESOLVED:  That the stockholders of The Mead
Corporation ('Company') urge that the Board of Directors take the necessary steps, in compliance with Ohio state law, to declassify the Board of Directors for the purpose of director elections. The Board declassification shall be done in a manner that does not affect the unexpired terms of directors previously elected."

In support of the resolution, the shareholder has submitted the following statement:

"The Board of Directors of the Company is divided into three classes serving staggered three-year terms. It is our belief that the classification of the Board of Directors is not in the best interests of the Company and its shareholders. The elimination of the staggered board would require each director to stand for election annually. This procedure would allow shareholders an opportunity to annually register their views on the performance of the board collectively and each director individually. Concern that the annual election of all directors would leave the Company without experienced board members in the event that all incumbents are voted out is unfounded. If the owners should choose to replace the entire board, it would be obvious that the incumbent directors' contributions were not valued.

"It is our belief that a company's corporate governance procedures and practices, and the level of management accountability they impose, are related to the financial performance of the company. In the Company's 1992 annual report, our Chairman and Chief Executive Officer admitted that 'our performance has been only slightly better than average.' In fact, the board of directors' 1993 proxy statement shows that cumulative total shareholder return in our Company has been lower than Standard &
Poor's Paper and Forest Products Composite Index each year since 1989.

"A classified board of directors protects the incumbency of the board of directors and current management which in turn limits accountability to stockholders. It is our belief that this protection for incumbents reduces management's accountability to shareholders and negatively impacts financial performance.

"We urge your support for this proposal."

Management's Statement in Opposition
The Board of Directors recommends a vote AGAINST this proposal.

At the 1985 annual meeting of shareholders the shareholders voted to revise Mead's Regulations to provide, among other things, for a Board of Directors divided into three classes of approximately equal size, with one class being elected each year. The Board stated in the proxy statement relating to that meeting, its belief that the classification of the Board, among other changes made to the Regulations, should increase the likelihood of continuity and stability in both the composition of the Board and the long-range policies formulated by the directors. The Board further stated its belief that this continuity and stability, in turn, will permit it more effectively to represent the interests of all shareholders, including responding to circumstances created by demands or action by a minority shareholder or group.
The Board continues to believe that the above reasons are valid and that a classified Board is in the best interest of the shareholders. Contrary to proponent's assertion that Mead has imposed measures to protect the incumbency and limit accountability to shareholders, the Board, consistent with its fiduciary duty, has adopted only those measures reasonably necessary to ensure that all shareholders interests are protected, while continually evaluating the changing business environment and shareholders sentiment.

It should be noted that adoption of this proposal would not in itself eliminate Board classification and reinstate annual election of directors. Eliminating Board classification requires the affirmative vote of the holders of record of at least 75% of the voting power of Mead at a meeting of shareholders called for that purpose.

ACCORDINGLY, THE BOARD OF DIRECTORS
BELIEVES THAT THE REASONS FOR WHICH THE
CLASSIFIED BOARD WAS ADOPTED ARE STILL VALID
TODAY AND, THEREFORE, RECOMMENDS THAT
SHAREHOLDERS VOTE AGAINST THIS PROPOSAL.

Other Business
The Board of Directors does not intend to present, and has no knowledge that others will present, any other business at the meeting. However, if any other matters are properly brought before the meeting (including any shareholder proposal properly omitted from this proxy statement), it is intended that the holders of proxies will vote thereon in their discretion.

Independent Public Accountants
The independent certified public accounting firm of Deloitte & Touche has been appointed by the Board of Directors to serve as independent public accountants for Mead and its subsidiaries for the fiscal year ending
December 31, 1994. Deloitte & Touche served in such capacity for the fiscal year ended December 31, 1993.
Representatives of Deloitte & Touche will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

Shareholder Proposals
Any proposal by a shareholder intended for inclusion in Mead's proxy statement and form of proxy for the 1995
Annual Meeting of Shareholders must be received by Mead at Courthouse Plaza Northeast, Dayton, Ohio
45463, Attention: George J. Maly, Jr., Secretary, on or before November 14, 1994 in order to be eligible for such inclusion.

Solicitation of Proxies
The entire cost of solicitation will be borne by Mead. In addition to the use of the mails, proxy solicitations may be made by officers and employees of Mead, personally or by telephone and telegram. It is also anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies. Mead has retained Kissel-Blake Inc.
to aid in the solicitation of proxies, for which Mead will pay an estimated $12,500. In addition, Mead will reimburse Kissel-Blake Inc., banks, brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses.

By order of the Board of Directors
Steven C. Mason
Chairman of the Board



















Printed on Mead 50# New Era Matte

                                                  GRAPHICS APPENDIX


1. Page 3 contains photographs of each of the four nominee directors of the Company for election at the Company's 1994 Annual Meeting of Shareholders; and pages 4 through 5 contain photographs of each of of the Company.

2. Performance graph appears on page 17. A paper copy of the graph was sent under separate cover to Charles Leber, Branch Chief.

                                        THE MEAD CORPORATION
                           Annual Meeting of Shareholders, April 28, 1994

        The undersigned holder of Common Shares of THE MEAD CORPORATION, an Ohio corporation (hereinafter referred to as the "Company"), hereby appoints S. C. Mason, C. S. Mechem, Jr. and T. B. Stanley, Jr., and each of them, attorneys of the undersigned, with power of substitution, to vote all of the Common
Shares of the undersigned entitled to vote at the Annual Meeting of the Company to be held at the Blair Auditorium, Sinclair Community College, 444
West Third Street, Dayton, Ohio on Thursday, April 28, 1994 at 11:00 a.m. and at any and all adjournments of such meeting, upon the matters set forth on the reverse side hereof, and in their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO INSTRUCTION IS INDICATED, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE DIRECTORS. IN THE EVENT OF CUMULATIVE VOTING FOR DIRECTORS, EXCEPT AS OTHERWISE INDICATED BY THE UNDERSIGNED, A VOTE FOR THE NOMINEES LISTED HEREIN WILL GIVE THE PROXYHOLDERS DISCRETIONARY AUTHORITY TO CUMULATE ALL VOTES TO WHICH THE UNDERSIGNED IS ENTITLED AND TO ALLOCATE THEM IN FAVOR OF ANY ONE OR MORE OF THE NOMINEES, AS THE PROXYHOLDERS DETERMINE.

(CONTINUED AND TO BE VOTED AND SIGNED ON REVERSE SIDE)            SEE REVERSE
                                                                        SIDE

         Please mark
[X]      votes as in
         this example.
________________________________________________
|THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR|
|PROPOSAL NO. 1:                            ---|
- ------------------------------------------------
1. Election of Directors to serve until the Annual Meeting in the year 1997.

Nominees:  John C. Bogle, William E. Hoglund,
           Barbara C. Jordan and William S. Shanahan

               FOR             WITHHELD
               [ ]               [ ]
[ ]
- ---------------------------------------------
For all nominees except as noted above

____________________________________________
|THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE|
|AGAINST PROPOSAL NO. 2:                   |
|-------                                   |
- --------------------------------------------
                                      FOR  AGAINST  ABSTAIN
2.  Shareholder Proposal on           [ ]    [ ]      [ ]
    Declassification of Board.

    Receipt is acknowledged of Notice of the Annual
    Meeting and Proxy Statement relating thereto.

    Shareholders should date this proxy and sign exactly as name appears hereon. If stock is held jointly, both owners should sign this proxy. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign.

    Please mark, date, sign and                MARK HERE
    return the proxy card                     FOR ADDRESS [ ]
    promptly using the enclosed               CHANGE AND
    envelope.                                 NOTE AT LEFT

Signature:________________________            Date:____________

Signature:________________________            Date:____________

                                            SCHEDULE 14A
                                           (Rule 14a-101)
                               INFORMATION REQUIRED IN PROXY STATEMENT
                                      SCHEDULE 14A INFORMATION
                     Proxy Statement Pursuant to Section 14(a) of the Securities
                           Exchange Act of 1934 (Amendment No.           )


        Filed by the registrant [X]
        Filed by a party other than the registrant [ ]
        Check the appropriate box:

        [  ]   Preliminary proxy statement
        [X]    Definitive proxy statement
        [  ]   Definitive additional materials
        [  ]   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                        The Mead Corporation
                          (Name of Registrant as Specified in Its Charter)

                                          Jeffrey L. Hayman
                             (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     [X]   $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i), or 14a-6(j)(2).
    [  ]   $500 per each party to the controversy pursuant to Exchange Act Rule
           14a-6(i)(3).
    [  ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
            0-11.

        (1)     Title of each class of securities to which transaction applies:
                N/A

        (2)     Aggregate number of securities to which transactions applies:
                N/A

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                N/A

        (4)     Proposed maximum aggregate value of transaction:
                N/A

       [  ]    Check box if any part of the fee is offset as provided by
               Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1)    Amount previously paid:
               N/A

        (2)    Form, schedule or registration statement no.:
               N/A

        (3)    Filing party:
               N/A

        (4)    Date filed:
               N/A